CITIZENS UTILITIES COMPANY

                      SPLIT DOLLAR LIFE INSURANCE AGREEMENT


THIS AGREEMENT, made as of the 28th day of April, 1994, by and between Citizens Utilities Company, (hereinafter called the Employer), and Lyman Russell Mitten (hereinafter called the Employee).

     WHEREAS, Employee is a valued and trusted employee and has been employed by Employer for a number of years and has discharged all duties in a most capable manner, and

     WHEREAS, Employer wishes to encourage Employee to continue employment by establishing this Split Dollar Life Insurance Agreement, and

     WHEREAS, Employer has applied for and acquired Policy #1529754 issued on November 19, 1993 by Security Life of Denver Insurance Company (hereinafter called the Carrier) insuring the life of the Employee (hereinafter with any additions or modifications called the Policy), and

     WHEREAS, Employer wishes to help Employee maintain a portion of said life insurance Policy for the benefit and protection of the Employee's family by the establishment of this Split Dollar Life Insurance Agreement, to provide an amount of life insurance payable to the Employee's beneficiary equal to four times the Employee's Base Salary, subject to adjustment, and

WHEREAS, it is the intent of the parties that the Policy be designed in a manner to provide that life insurance benefits under this Agreement may continue after the Employee's termination of employment, and

     WHEREAS, it is the intent of the parties to continue this Slit Dollar Agreement in force until the earlier of the Employee's Normal Retirement Date or death, and

     WHEREAS, the parties intend that the split dollar arrangement provided in this Agreement will be taxed in accordance with the principles of split dollar set forth in Rev. Rul. 64-328, 1964-2 CB 11,

     NOW THEREFORE, for acknowledged mutual consideration between the parties hereto it is agreed that:

     1. POLICY OWNERSHIP

          The Employee shall continue to own the Policy.

     2. NORMAL RETIREMENT DATE DEFINED

          For the purposes of this Agreement NORMAL RETIREMENT DATE shall mean the January 1st following the Employee's 65th birthday.

     3. DEATH BENEFIT AMOUNT FOR EMPLOYEE'S BENEFICIARY

          The Employee's designated beneficiary shall be entitled to a life insurance death benefit equal to four times the Employee's annualized Base Salary (a) on the date of death, if death occurs before NORMAL RETIREMENT DATE, and (b) for the year immediately before the
          Employee's NORMAL RETIREMENT DATE, if death occurs on or after the Employee's NORMAL RETIREMENT DATE. Base Salary shall have the same meaning as "earnings" as defined in Citizens Utilities Company's group term life insurance plan as of January 1, 1994 and set-out in Exhibit A to this Agreement provided, however, that for purpose of determining the amount of the death benefit under this Agreement there shall be the following adjustments.

               (a) For purposes of this Agreement, during 1994, the Base Salary for the period from January 1, 1994 to the effective date of the annual performance review shall be the actual Base Salary. For purpose of determining Base Salary for the period from the effective date of the annual performance review until December 31, 1994 the Bass Salary as of the date immediately proceeding the effective date of the review shall be increased by the greater of the actual percentage increase times that Base Salary or 5.5% times that Base Salary.

               (b) For each year after 1994, Base Salary as of January 1 of such year shall be the Base Salary as of December 31, of the preceding year (computed in the manner as set-out in clause (a) above). For the period from the annual performance review date until December 31 of such year, the Base Salary as of the date immediately preceding the review date shall be increased by the greater of the actual percentage increase times that Base Salary or 5.5% times that Base Salary.


               (c) If any increase in actual Base Salary shall be effective on any date other than an annual performance review date (by reason of a promotion or otherwise) the then Base Salary shall be the greater of actual Base Salary or Base Salary computed in accordance with clauses
          (a) and (b) above.

               Provided further that the amount of life insurance death benefit to which the beneficiary of a terminated Employee is entitled is subject to the provisions of Section 6 hereof.

     4. PAYMENT OF PREMIUMS

          The Employee shall pay to the Employer that part of each annual SCHEDULED premium equal to the value of the "reportable economic benefit" of the life insurance amount to which the Employee's beneficiary is entitled under this Agreement, calculated in accordance with U.S. Treasury Department rules. It is the intent of the parties that this amount be calculated in accordance with U.S. Treasury Department rules in a manner which will result in the lowest possible amount being paid by the Employee. Such amount may hereinafter also may be referred to as "the cost of the pure term insurance." October 15th of each calendar year, the Employer shall give written notice to the Employee (whether terminated or not) of the annual cost of the pure term insurance for the current year. Within 30 days after receiving such notice, the Employee shall pay to the Employer an amount equal to the cost of the pure term insurance as set forth in such notice. In the event of the Employee's death at any time, not having paid all or any portion of the cost of the pure term insurance for the year of such death, such unpaid amount shall be a charge against the Employee's benefit under the policy, thereby reducing the death benefit on a dollar for dollar basis. The Employer shall pay the annual SCHEDULED PREMIUM in the amount set for the in the Policy on a timely basis. The cumulative total paid by the Employer, less the cumulative amounts paid by the Employee as the cost of the pure term insurance, shall be known as "PREMIUM ADVANCES". The Employer shall remit each premium due (including the Employee's amount) on an annual basis on or before the due date and agrees not to change the premium payment mode from the annual basis. Provided further, however, that if an Employee has voluntarily terminated employment with Employer, the Employer's premium payment obligation is hereby modified to allow a reduction in the amount of the premium payments so that, based on the Carrier's current assumptions, such modified premium payment schedule will provide the projected, vested death benefit both pre- and post-retirement.

     5. COLLATERAL ASSIGNMENT

               The total amount of all PREMIUM ADVANCES applied to the policy by the Employer shall constitute and be known as the "EMPLOYER'S INTEREST IN THE POLICY" during the Employee's lifetime. Additionally, if Employee voluntarily terminates employment with the employer, the EMPLOYER'S INTEREST IN THE POLICY shall also include the excess of the amount of policy cash value over that needed at any time to provide the death benefit to which Employee will be entitled under this Agreement. As security for the repayment of the EMPLOYER'S INTEREST IN THE POLICY, as it may exist from time to time during the Employee's lifetime, and also as security for the payment of death benefits to the Employer pursuant to Section 10, the Employee shall executive and deliver to the Employer, as of the time of the first Premium Advance hereunder, a Collateral Assignment of said policy. At or about the time of Employee's NORMAL RETIREMENT DATE, the Employer shall withdraw the EMPLOYER'S INTERST IN THE POLICY (decreased by the amounts previously borrowed or withdrawn by the Employer under Section 8 below) from the then policy values and shall release its Collateral Assignment to the Employee.


     6. TERMINATION OF EMPLOYEMENT

          A.   Voluntary Termination

                    If employee voluntarily terminates employment with Employer,
               Employee will e deemed to have become entitled to a continuing death benefit under this Agreement in an amount equal to the product of multiplying Employee's then Vested Percentage times the death benefit to which the Employee's beneficiary had been entitled under this Agreement at the time of the Employee's termination, based on the then Base Salary. The Employee shall continue to be obliged to continue paying the cost of the pure term insurance pursuant to Section 4 hereof until Normal Retirement Date. Employee's Vested Percentage is determined under the following schedule:

                    Years of Service           Vested
                      After 1993             Percentage
                      ----------             ----------

                        1                       20
                        2                       40
                        3                       60
                        4                       80
                        5                      100

                    A Year of Service is any calendar year in which the Employee is employed for six full months.

                    Employee's voluntary termination will result in the increase of the EMPLOYER'S INTEREST IN THE POLICY set forth in Section 5.

                    Provided,  however that if the terminated  Employee fails to contribute such cost of the pure term insurance on the continuing, level death benefit, then such failure will result in a charge against the Employee's interest in the policy equal to the sum of the unpaid annual amounts calculated pursuant to
               Section 4 hereof and further increased by an additional charge for the use of money resulting from such charge at the annually compounding rate of 5.5%. The parties intend and agree that such charges shall be treated as "PREMIUM ADVANCES" made by the Employer, and that such charges will be included as part of the EMPLOYER'S INTEREST IN THE POLICY. It is further intended and agreed that such charges will be secured by the Collateral Assignment pursuant to Section 5 hereof. The effect of such charges will be to reduce the Employee's pre- and post-retirement death benefit and cash surrender value benefit level on a dollar for dollar basis. Any reference to benefit levels or death benefit(s) in this Agreement shall be deemed to mean "as the same may be reduced for failure to contribute the cost of the pure term insurance.

                    The failure of the Employee to be elected or retained in the
               Employee's present position or in another position of equal or greater responsibility, or a material reduction in the Employee's authority, functions, duties or responsibilities (whether or not followed by termination of employment), shall be deemed to be an "involuntary termination (other than for `good cause')."

                    Upon the  occurrence of any event or condition  specified in the immediately preceding sentence, the Employee's Vested Percentage shall be fixed at 100%, regardless of the years of service, and, until termination of the Employee's employment, the Employee's Base Salary (and consequently the Employee's death benefit) shall be determined as provided in Section 3. If an event or condition specified in the second preceding sentence occurs and is followed by termination of Employee's employment at any time prior to the Employee's Normal Retirement Date, such termination of employment shall be an "involuntary termination (other than for `good cause')", as stated aforesaid and, following such termination, the Employee's Base Salary (and consequently the Employee's death benefit) shall be determined as provided in the first paragraph of section 6B.

          B.   Involuntary Termination

                    If an Employee is involuntarily  terminated  (other than for
               "good cause"), the Employee will thereupon become 100% vested in the right to receive the benefit to which the Employee would be entitled under this Agreement. If the Employee is involuntarily terminated the benefit shall be based on the Employee's Base Salary in the year of termination, adjusted, if necessary, to reflect a minimum annual 5 1/2% increase in Base Salary determined in accordance with paragraph 3 of this Agreement for years after the year of termination up through the year immediately before the Employee's NORMAL RETIREMENT DATE, provided that the Employee shall remain obligated to continue to pay the cost of the pure term insurance until Normal Retirement Date.

                    Provided,  however,  that  if the  involuntarily  terminated
               Employee fails to contribute such cost of the pure term insurance, then such failure will result in a charge against the Employee's interest in the policy equal to the sum of the unpaid annual amounts calculated pursuant to Section 4 hereof, and further increased by an additional charge for the use of money resulting from such charge at the annually-compounding rate of 5.5%. The parties intend and agree that such charges shall be treated as "PREMIUM ADVANCES" made by the Employer, and that such charges will be included as part of the EMPLOYER'S INTERST IN THE POLICY. It is further intended and agreed that such charges will be secured by the Collateral Assignment pursuant to Section 5 hereof. The effect of such charges will be to reduce the Employee's post-retirement death benefit level and the cash surrender benefit level on a dollar for dollar basis. Any reference to benefit levels or death benefit(s) in the Agreement shall be deemed to mean "as the same may be reduced for failure to contribute the cost of the pure term insurance."

                    Termination  by Employer of Employee's  employment for "good cause" as used in this Agreement shall be limited to willful malfeasance by Employee in the performance of employment duties which is demonstrated to have a materially injurious effect on the Employer's business, or by reason of Employee's conviction of a felony related directly to the conduce of Employee's office (which through lapse of time or otherwise, is not subject to appeal) or, while in the employ of the Employer, knowingly engaging in and not thereafter refraining from competition; provided, however, that such termination shall be effected only by written notice thereof delivered by the Employer to the Employee specifying in detail the basis for termination, and shall be effective as of the date which is 30 business days after receipt of such notice by the Employee; provided further, however, that if (i) such termination is by reason of Employee's willful malfeasance without proper cause to perform the Employee's particular obligations which has a materially injurious effect on the Employer's business, or by reason of the Employee knowingly engaging in competition, and (ii) within 30 days following the date of receipt of such notice Employee shall cease such refusal and shall make best efforts to perform such obligations, the termination shall not be effective. Without limitation, Employee shall have the right to contest in appropriate forums any termination for "good cause."

                    If employment  is  terminated  for "good cause" (and, if the
               Employee has brought a proceeding to contest such termination for "good cause", the Company has prevailed in such proceeding and any time to appeal or seek review has expired), the Employee's and Employee's beneficiary's interest in the Policy and in any death benefits shall cease, and the Company may cancel the Policy and receive the full cash surrender value from the Carrier. If the Employee should die after the date of such termination for cause but before the cancellation of the Policy and the Employee or the Employee's representative shall not have successfully contested such termination for cause, then the Employer shall receive all death benefits and other value and the Employee's beneficiary shall be entitle to nothing.

     7.   DISABILITY

               If the Employee or Employer terminates employment as a result of "total disability", which has had a duration of at least 12 months, the Employee will have the same rights and responsibilities under this Agreement as if there had been an involuntary termination, not for "good cause", under Section 6B above. For purposes of this Agreement, the term "total disability" shall have the same meaning as the term "total disability" as defined in the Employer's group long term disability policy in force at the time and in which the Employee is a participant. If the Employer sponsors a non-cancelable individual disability policy for the Employee as a supplement or replacement for the group disability policy, then the term "total disability" shall have the same meaning as in the individual policy.

     8.   POLICY LOANS

               After 4 years of employment with Employer beginning January 1, 1994, the Employee will have a right to borrow from the policy for any educational cost requirements of the Employee and/or the Employee's immediate family, provided that the Employee may borrow only from the bash value of the policy which exceeds the EMPLOYER'S INTEREST IN THE POLICY. And further provided that a voluntarily terminated Employee will not have the right to borrow from the policy. Any loans from the policy will reduce the Employee's pre- and post-retirement benefit level on a dollar for dollar basis.

               Except as provided in this paragraph, the Employer shall have no rights to borrow or withdraw any amounts from the policy prior to the Employee's Normal Retirement Date. At Normal Retirement Date, the Employer's right to borrow or withdraw from the policy shall be limited to its INTEREST IN THE POLICY. Provided that if the Employee has voluntarily terminated, the Employer shall have the right at any time to borrow or withdraw from the Policy any excess cash value not required under the Carrier's then current projections to provide the death benefit to which Employee would be entitle under this Agreement.

     9.   SATISFACTION OF EMPLOYER'S INTEREST DURING EMPLOYEE'S LIFE

               Except in the base of termination  for "good cause," the Employer shall withdraw the EMPLOYER'S INTERESET IN THE POLICY (as increased under Section 5 if Employee has voluntarily terminated but decreased by any amounts previously borrowed or withdrawn by the Employer under
          Section 8 above) from the then policy values on the Employee's Normal Retirement Date but in no event before, the Employee's Normal Retirement Date and, upon receipt thereof, shall release and cancel the Collateral Assignment. Such release and cancellation shall terminate this Agreement and all obligations, right and interest of the Employer hereunder. Upon the release and cancellation of the Collateral Assignment by the Employer, the Employee will have no further rights or claim against the Employer in connection with this Agreement and will rely only on the then values in the Policy post retirement even though the then policy values might be insufficient to pay the death benefits specified in this Agreement.

     10. PAYOUT OF INSURANCE PROCEEDS

               In the event of the death of the Employee, while this Agreement is in force, the Carrier shall pay out policy proceeds in the following order of sequence:

                1. To the Employer:   The EMPLOYER'S INTEREST IN THE POLICY.

                2. To the Employee:   The amount to which the Employee's
                                      designated beneficiary is entitled under this Agreement.

                3. To the Employer:   Any remaining balance. No beneficiary or
                                      representative of the Employee shall have any interest in such balance.

     11. BENEFICIARY DESIGNATION

               The Employee shall have the right to name and change the beneficiary under the policy to the extent of the amount of the death benefit to which the Employee's beneficiary may be entitled under this Agreement. The Employee's beneficiary for the amount set forth in this agreement shall be the beneficiary named in the most recently executed beneficiary designation form filed with the carrier as of the date of employee's death. The Employer will cooperate fully in order to effectuate any change in the beneficiary designation which the Employee may desire to make, subject to the rights of the Employer as defined in this Agreement. The Employer will be the beneficiary of any death benefits in excess of the amounts to which the Employee's beneficiary may be entitled under this Agreement and no beneficiary or representative of the Employee shall have any interest in such excess.

     12. AGREEMENT BINDING

               This agreement shall be binding upon the parties hereto, their heirs, legal representatives or successors.


     13. AMENDMENT

               This Agreement shall not be modified or amended except by a written Agreement signed by the Emp0loyer and the Employee.

     14. STATE LAW

               This Agreement shall be subject to and governed by the laws of the State of Connecticut.

     15. NAMED FIDUCIARY AND PLAN ADMINISTRATOR

               Citizens  Utilities  Company  is  hereby  designated  the  "Named
          Fiduciary", and it shall be responsible for the management, control and administration of the Split Dollar Plan as established herein. It may allocate to others certain aspects of the management and operational responsibilities of the plan, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

     16. CLAIMS PROCEDURE

          A. Filing of Benefit Claims

               1. When an Employee, beneficiary or his or her duly authorized representative (hereinafter referred to as the "Claimant") have a claim which may be covered under the provisions of the Policy, he or she should contact the Named Fiduciary.

               2. Claim forms and claim information can be obtained from the above Named Fiduciary.

               3. The claim must be in writing and delivered, along with a certified copy of the death certificate, to the above Named Fiduciary either in person or by mail, postage paid. The above Named Fiduciary will forward the claim form, within 14 days of its receipt, to the authorized representative of the Carrier.

          B. Initial Disposition of Benefit Claims

               1. Within thirty (30) days after receipt of a claim, said Carrier shall send to the Claimant, by mail, postage prepaid, a notice granting or denying, in whole or in part, a claim for benefits.

               2. If a claim for benefits is denied, the Carrier shall provide to the Claimant written notice setting forth in a manner calculated to be understood by the Claimant.

                    (a)  The specific reasons for denial;

                    (b) Specific reference to pertinent policy provisions on which the denial is based;

                    (c) A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

                    (d) Appropriate information as to the steps to be taken if the Claimant wishes to submit his or her claim for review.

               3. If the claim is payable, a benefit check will be issued to the Claimant.

               4. If a notice of denial is not received within 30 days of the claim being filed, the claim shall be deemed denied and the Claimant shall be permitted to proceed to the review stage.

          C. Review Procedure

               1. Within thirty (30) days of:

                    (a) The receipt by the Claimant of written notification denying, in whole or in part, his or her claim, or

                    (b) A deemed denial resulting from the Carrier's failure to provide the Claimant with written notice of denial within 30 days of the claim being filed, the Claimant upon written application to the Carrier, delivered in person or by certified mail, postage prepaid, may request an opportunity to appeal a denied claim to the Carrier or a person designated by the Carrier.

               2. The Claimant may:

                    (a)  Request a review upon written application to Carrier,

                    (b)  Review pertinent documents; and

                    (c)  Submit issues and comments in writing.

               3. The decision on review shall be made within thirty (30) days of the Carrier receipt of a request for review.

               4. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, as well as specific references to the policy provision on which the decision is based.

               5. If the decision on review is not rendered within 30 days, then the claim shall be deemed denied on review.

          D. Other Remedies


               1.   After  exhaustion  of the claims  procedures,  nothing shall
                    prevent  any  person  from   pursuing  any  other  legal  or
                    equitable remedy otherwise available.

     17. NOTICES

               All notices or communications provided for herein shall be in writing and shall be delivered to Employer, Employee or the Carrier in person or by United States mail, via certified mail return receipt requested, postage prepaid, addressed to Employee as follows:

                         Lyman Russell Mitten
                         10 Banks Drive
                         Wilton, CT  06897 - 3202

                or addressed to Employer as follows:

                         Citizens Utilities Company
                         Three High Ridge Park
                         Stamford, CT 06905
                         Attn: Vice President, Tax

                or addressed to the Carrier as follows:

                         Security Life of Denver
                         1290 Broadway
                         Denver, CO  80203
                         ATTN:  Claims Department

               Until and unless other addresses are specified by written notice.

     18. ENTIRE AGREEMENT

               This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof. Any and all prior agreements or understandings will respect to such matters are hereby superseded.


CORPORATE SEAL

                                           Citizens Utilities Company
Attest:                                    Employer



/s/ Charles J. Weiss                       By: /s/ Daryl A. Ferguson
-------------------------------                --------------------------
    Charles J. Weiss                               Daryl A. Ferguson


Attest:



                                           By: /s/ L. Russell Mitten
-------------------------------                --------------------------
                                                    L. Russell Mitten



Dated:    April 28, 1994
       -------------------------


Filed at the Home Office of the Insurer this 5th Day of July 1994. The Insurer assumes no responsibility for the Validity of this document.


                                  Security of Denver



                                  /s/ Jean C. Gallagher
                                  -----------------------------------------
                                      Jean C. Gallagher, Sr. Vice President

                           CITIZENS UTILITIES COMPANY

                      SPLIT DOLLAR LIFE INSURANCE AGREEMENT

                                    EXHIBIT A


DEFINITION OF EARNINGS

     "Earnings" means only that annual, monthly, bi-weekly, or weekly pay, as the case may be, received by the employee from the employer excluding commissions, bonuses, overtime pay or other additional compensation.